UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2008, Celsius Holdings, Inc. issued an eight percent convertible note for $250,000. The note is convertible to preferred convertible stock, on or before August 3, 2008. If the note is not converted by this date, the note is due in full on November 3, 2008.

The foregoing description of the convertible note is qualified in its entirety by reference to the full text of the convertible note, a copy of which is attached hereto as Exhibit 10.1, respectively, which is incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities

The company issued on June 10, 2008, to CD Financial, LLC 11,184,016 shares of common stock in exchange for a convertible note of $750,000 issued on April 4, 2008. The note was converted at 75 percent of the volume weighted average price for the five trading days prior to June 10, 2008.

Item 7.01	Regulation FD Disclosure

The Company is attaching a copy of a press release, dated June 10, 2008, announcing  the results of a fourth clinical study performed by the University of Oklahoma, and such press release is incorporated herein by this reference.

Item 9.01	Exhibits

 (d) Exhibits.

10.1	Eight percent convertible note issued to CD Financial LLC.

99.1	Press release dated April 10, 2008

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: April 10, 2008	By: /s/Jan Norelid
Jan Norelid
Chief Financial Officer